Exhibit 99.1

Washington Trust Posts Record 2004 Earnings; Fourth Quarter Net Income Up 13%

    WESTERLY, R.I.--(BUSINESS WIRE)--Jan. 24, 2005--Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2004 net income of $5.5 million, an increase of 13 percent from the $4.9 million reported for the fourth quarter of 2003. On a diluted earnings per share basis, the Corporation earned 40 cents for the fourth quarter of 2004, up 11 percent from the 36 cents earned the same quarter a year ago. The returns on average equity and average assets for the three months ended December 31, 2004 were 14.54% and 0.96%, respectively, compared to 14.19% and 1.01%, respectively, for the same period in 2003.
    Net income for the year ended December 31, 2004 amounted to $20.8 million, up 10 percent from the $18.9 million reported for 2003. On a diluted earnings per share basis, the Corporation earned $1.54 for 2004, an increase of 9 percent from the $1.41 earned for 2003. The returns on average equity and average assets for 2004 were 14.40% and 0.97%, respectively, compared to 14.15% and 1.03%, respectively, for 2003.
    "Washington Trust had an exceptional year in 2004," said John C. Warren, Washington Trust Chairman and Chief Executive Officer. "Our success is reflected in the double-digit growth we experienced in our major lines of business. Total loans increased 30 percent over 2003 and reached $1 billion for the first time in the corporation's history. Commercial loans increased 24 percent, while consumer loans, led by strong home equity loan and line growth, were up 40 percent. We also had solid deposit growth, with total deposits up 21 percent in 2004. In addition, trust and investment management revenues, the largest component of noninterest income, increased 21 percent in 2004. We are pleased to have this momentum going into 2005."
    Fourth quarter 2004 net interest income amounted to $14.4 million, up 12 percent from the $12.9 million reported for the fourth quarter of 2003. The net interest margin for the three months ended December 31, 2004 was 2.69%, unchanged from the third quarter of 2004 and down 18 basis points from 2.87% in the fourth quarter of 2003. The decrease in the net interest margin from the fourth quarter of 2003 is largely attributable to increased funding costs for deposits and borrowed funds, partially offset by higher yields on investment securities and loans.
    Net interest income totaled $54.4 million for 2004, an increase of 12 percent from 2003. The net interest margin for 2004 was 2.74%, down 15 basis points from the 2.89% reported for 2003. This decrease in the net interest margin was primarily due to a decline in yields on loans and securities offset somewhat by lower funding costs for borrowed funds.
    For the fourth quarter of 2004, noninterest income (excluding net realized gains on securities) amounted to $6.6 million, up 12 percent from the $5.9 million reported for the same quarter a year ago. This increase in noninterest income was primarily due to increases in trust and investment management revenues and merchant processing fees, which were offset in part by a decrease in service charges on deposit accounts. In the fourth quarter of 2004, the Corporation sold approximately $11 million in adjustable rate residential mortgages, which resulted in a gain on sale of loans of $171 thousand. Noninterest income (excluding net realized gains on securities) for 2004 totaled $26.7 million, up $552 thousand from the $26.1 million reported for 2003. Trust and investment management revenues, the largest component of noninterest income, increased $2.3 million, or 21 percent, in 2004. Trust assets under administration amounted to $1.871 billion at December 31, 2004, compared to $1.742 billion at December 31, 2003. The year to date growth in noninterest income was affected by a $2.8 million, or 59 percent, decrease in net gains on loan sales. As previously reported, loan sale gains have declined in 2004 due to a drop off in fixed rate mortgage origination and sales activity.
    During the fourth quarter of 2004, the Corporation recognized net realized gains on securities of $387 thousand, resulting from the Corporation's annual contribution of appreciated equity securities to the Corporation's charitable foundation. The cost of this contribution amounted to $454 thousand and was included in other noninterest expenses in the fourth quarter of 2004. For the year ended December 31, 2004, the Corporation recognized $248 thousand in net realized gains on securities. For the year 2003, net realized gains on securities totaled $630 thousand, including approximately $400 thousand in gains resulting from the Corporation's third quarter 2003 contribution of appreciated equity securities.
    Noninterest expenses amounted to $13.1 million for the fourth quarter of 2004, up 13 percent from the same period a year ago. This increase was principally due to higher personnel costs, increases in professional fees and merchant processing costs, as well as the costs associated with the fourth quarter charitable contribution mentioned above. Included in noninterest expenses in the fourth quarter of 2004 were audit and professional fees of $367 thousand incurred to comply with the internal control documentation and testing standards of
Section 404 of the Sarbanes-Oxley Act. On a full year basis and exclusive of the pre-tax debt prepayment penalty charge of $941 thousand in 2003, noninterest expenses for 2004 increased 8 percent to $50.4 million, with the largest increases in personnel related costs and merchant processing costs. Included in noninterest expenses for the year ended December 31, 2004, were audit and professional fees of $602 thousand incurred to comply with Section 404 of the Sarbanes-Oxley Act. The Corporation expects that some portion of these costs will be incurred annually in future years. Also included in 2004 noninterest expenses were costs of $307 thousand associated with the conversion of certain technology systems.
    The Corporation's loan loss provision for the fourth quarter of 2004 was $250 thousand, higher than the $120 thousand per quarter level recognized in each of the first three quarters of 2004. The increase represents an adjustment to the Corporation's quarterly provision rate, primarily in response to the growth in the loan portfolio and not due to any downturn in credit quality. The provision charged to expense for 2004 was $610 thousand compared to $460 thousand for 2003.
    The Corporation experienced strong balance sheet growth in 2004. Total assets amounted to $2.308 billion at December 31, 2004, up 17 percent from the balance at December 31, 2003. Total loans increased 30 percent in 2004 and amounted to $1.250 billion at December 31, 2004. Residential real estate loans grew to $513.7 million at December 31, 2004, an increase of $123.8 million, or 32 percent, in 2004, including an increase of $71.7 million in residential mortgages purchased from other financial institutions. Commercial loans increased $99.2 million, or 24 percent, to $507.7 million at December 31, 2004. Consumer loans amounted to $228.3 million at December 31, 2004, up $65.6 million, or 40 percent in 2004, primarily due to growth in home equity lines and loans. Total securities were $890.1 million and $839.4 million at December 31, 2004 and 2003, respectively. The increase in total securities was due primarily to purchases of U.S. government agencies.
    Total deposits amounted to $1.458 billion at December 31, 2004 up 21 percent from the balance at December 31, 2003. Savings deposits, including money market deposits, amounted to $623.4 million at December 31, 2004, up $129.5 million, or 26 percent, in 2004. Time deposits increased $126.8 million, or 24 percent, in 2004 and amounted to $644.9 million at December 31, 2004, primarily due to increases in consumer certificates of deposit and brokered certificates of deposit. Included in demand deposits at December 31, 2003 was a temporary placement of approximately $18.6 million in funds on deposit that were withdrawn in January 2004. Excluding this temporary placement of funds at December 31, 2003, demand deposits increased $14.0 million, or 8 percent, in 2004. FHLB advances increased $65.6 million in 2004 and totaled $672.7 million at December 31, 2004.
    Nonaccrual loans as a percentage of total loans at December 31, 2004 were .38%, up from .29% at December 31, 2003. Nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounted to $4.7 million, or .21% of total assets, at December 31, 2004, up from $2.8 million, or .14%, at December 31, 2003. The increase was largely due to a single commercial lending relationship classified as nonaccrual during 2004 with a carrying value of $1.9 million at December 31, 2004. The Corporation continued to benefit from favorable loan loss experience for the year ended December 31, 2004 as indicated by recoveries in excess of charge-offs totaling $247 thousand. For the year 2003, charge-offs, net of recoveries, amounted to $33 thousand.
    Total shareholders' equity amounted to $151.9 million at December 31, 2004, compared to $138.1 million at December 31, 2003. Book value per share as of December 31, 2004 and December 31, 2003 amounted to $11.44 and $10.46, respectively.
    Washington Trust Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer, will host a conference call on Monday, January 24, at 4:30 p.m. (Eastern Time) to discuss the Corporation's fourth quarter and year-end results. Access to the call is available in a listen-only mode on Washington Trust's web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same section of the web site shortly after the conclusion of the call.
    Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

    Note: This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in its analysis of the Corporation's performance. These measures adjust GAAP performance measures to exclude the effect of significant gains or losses that are unusual in nature such as debt prepayment penalty charges. Because these items and their impact on the Corporation's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Corporation's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Corporations. A quantitative reconciliation of the differences between the non-GAAP financial information discussed herein and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the Financial Summary statements attached to this press release.

    This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation's competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.


            Washington Trust Bancorp, Inc. and Subsidiary
                          FINANCIAL SUMMARY


                                             THREE MONTHS ENDED
                                      --------------------------------
(Dollars and shares in thousands,      DEC. 31,   DEC. 31,   SEP. 30,
 except per share amounts)               2004       2003       2004
                                      ---------- ---------- ----------

OPERATING RESULTS
-----------------
Net interest income                     $14,384    $12,861    $13,882
Provision for loan losses                   250        100        120
Net realized gains on securities            387          -        101
Other noninterest income                  6,587      5,900      6,966
Noninterest expenses                     13,094     11,616     13,054
Income tax expense                        2,516      2,186      2,442
Net income                                5,498      4,859      5,333

PER SHARE
---------
Basic earnings                            $0.41      $0.37      $0.40
Diluted earnings                          $0.40      $0.36      $0.39
Dividends declared                        $0.17      $0.16      $0.17

SHARES OUTSTANDING
------------------
Weighted Average:    Basic             13,259.7   13,172.3   13,235.7
                     Diluted           13,605.1   13,538.9   13,514.0

AVERAGE BALANCE SHEET
---------------------
Federal funds sold and other short-
 term investments                       $11,022    $10,804    $16,206
Taxable debt securities                 845,307    789,173    855,908
Nontaxable debt securities               18,937     14,783     16,402
Corporate stocks and Federal Home
 Loan Bank stock                         52,397     53,743     55,566

Loans:          Commercial              498,236    405,710    471,164
                Residential             513,133    380,913    468,212
                Consumer                222,321    155,382    209,615
                                      ---------- ---------- ----------

                   Total loans        1,233,690    942,005  1,148,991

Earning assets                        2,161,353  1,810,508  2,093,073
Total assets                          2,291,735  1,933,259  2,221,439

Deposits:       Demand                  203,162    180,858    210,974
                Savings                 636,661    490,866    611,911
                Time                    628,030    501,852    601,822
                                      ---------- ---------- ----------

                   Total deposits     1,467,853  1,173,576  1,424,707

Federal Home Loan Bank advances         653,746    606,806    634,346
Shareholders' equity                    151,291    136,964    145,151

KEY RATIOS
----------
Return on average assets                   0.96%      1.01%      0.96%
Return on average equity                  14.54%     14.19%     14.70%
Interest rate spread (taxable
 equivalent basis)                         2.42%      2.61%      2.40%
Net interest margin (taxable
 equivalent basis)                         2.69%      2.87%      2.69%

ALLOWANCE FOR LOAN LOSSES
-------------------------
Balance at beginning of period          $16,627    $15,813    $16,208
Provision charged to earnings               250        100        120
Net (charge-offs) recoveries               (106)         1        299
                                      ---------- ---------- ----------

Balance at end of period                $16,771    $15,914    $16,627
                                      ---------- ---------- ----------


            Washington Trust Bancorp, Inc. and Subsidiary
                          FINANCIAL SUMMARY


                                                  TWELVE MONTHS ENDED
                                                 ---------------------
(Dollars and shares in thousands,                 DEC. 31,   DEC. 31,
 except per share amounts)                          2004       2003
                                                 ---------- ----------

OPERATING RESULTS
-----------------
Net interest income                                $54,441    $48,799
Provision for loan losses                              610        460
Net realized gains on securities                       248        630
Other noninterest income                            26,657     26,105
Noninterest expenses                                50,373     47,632
Income tax expense                                   9,534      8,519
Net income                                          20,829     18,923

PER SHARE
---------
Basic earnings                                       $1.57      $1.44
Diluted earnings                                     $1.54      $1.41
Dividends declared                                   $0.68      $0.62

SHARES OUTSTANDING
------------------
Weighted Average:    Basic                        13,227.8   13,114.1
                     Diluted                      13,542.7   13,393.6

AVERAGE BALANCE SHEET
---------------------
Federal funds sold and other short-term
 investments                                       $12,371    $14,911
Taxable debt securities                            835,091    781,425
Nontaxable debt securities                          16,430     16,079
Corporate stocks and Federal Home Loan Bank
 stock                                              54,706     51,372

Loans:          Commercial                         454,251    396,148
                Residential                        450,898    321,442
                Consumer                           198,857    143,370
                                                 ---------- ----------

                   Total loans                   1,104,006    860,960

Earning assets                                   2,022,604  1,724,747
Total assets                                     2,148,906  1,845,939

Deposits:       Demand                             193,905    174,338
                Savings                            572,652    478,794
                Time                               575,877    485,126
                                                 ---------- ----------

                   Total deposits                1,342,434  1,138,258

Federal Home Loan Bank advances                    644,520    556,689
Shareholders' equity                               144,657    133,725

KEY RATIOS
----------
Return on average assets                              0.97%      1.03%
Return on average equity                             14.40%     14.15%
Interest rate spread (taxable equivalent basis)       2.48%      2.60%
Net interest margin (taxable equivalent basis)        2.74%      2.89%

ALLOWANCE FOR LOAN LOSSES
-------------------------
Balance at beginning of period                     $15,914    $15,487
Provision charged to earnings                          610        460
Net (charge-offs) recoveries                           247        (33)
                                                 ---------- ----------

Balance at end of period                           $16,771    $15,914
                                                 ---------- ----------


            Washington Trust Bancorp, Inc. and Subsidiary
                          FINANCIAL SUMMARY


                                                 TWELVE MONTHS ENDED
                                               -----------------------
(Dollars and shares in thousands,               DEC. 31,    DEC. 31,
 except per share amounts)                        2004        2003
                                               ----------- -----------

EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS
-------------------------------------------
(Non GAAP Financial Information):
Noninterest expenses (1)                          $50,373     $46,691
Return on average assets (2)                         0.97%       1.06%
Return on average equity (2)                        14.40%      14.64%

Reconciliation Table - Non GAAP Financial
 Information
-----------------------------------------
Net income, including special items               $20,829     $18,923
Add back special items, net of tax:
 Debt prepayment penalties                              -         649
Net income, excluding special items               $20,829     $19,572

Basic earnings per share                            $1.57       $1.44
Effects of special items, net of tax                    -        0.05
Basic earnings per share, excluding special
 items                                              $1.57       $1.49

Diluted earnings per share                          $1.54       $1.41
Effects of special items, net of tax                    -        0.05
Diluted earnings per share, excluding special
 items                                              $1.54       $1.46

Return on average assets                             0.97%       1.03%
Effects of special items, net of tax                    -        0.03%
Return on average assets, excluding special
 items                                               0.97%       1.06%

Return on average equity                            14.40%      14.15%
Effects of special items, net of tax                    -        0.49%
Return on average equity, excluding special
 items                                              14.40%      14.64%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes.


            Washington Trust Bancorp, Inc. and Subsidiary
                          FINANCIAL SUMMARY


(Dollars and shares in thousands,   DEC. 31,    SEP. 30,    DEC. 31,
 except per share amounts)            2004        2004        2003
                                   ----------- ----------- -----------

PERIOD END BALANCE SHEET
------------------------
Assets                             $2,307,820  $2,280,115  $1,973,807
Total securities                      890,058     899,678     839,421
Loans:  Commercial:
          Mortgages                   266,670     253,327     227,334
          Construction and
           development                 29,263      22,504      12,486
          Other                       211,778     206,559     168,657
                                   ----------- ----------- -----------
             Total Commercial         507,711     482,390     408,477

        Residential:
          Mortgages                   494,720     476,705     375,706
          Homeowner construction       18,975      21,154      14,149
                                   ----------- ----------- -----------
             Total Residential        513,695     497,859     389,855

        Consumer:
          Home equity lines           155,001     146,291     116,458
          Other                        73,269      70,932      46,191
                                   ----------- ----------- -----------
             Total Consumer           228,270     217,223     162,649


             Total loans            1,249,676   1,197,472     960,981

Deposits: Demand                      189,588     215,685     194,144
          Savings                     623,422     640,277     493,878
          Time                        644,875     613,036     518,119
                                   ----------- ----------- -----------

             Total deposits         1,457,885   1,468,998   1,206,141

Brokered deposits included in
 time deposits                        169,587     169,795     118,234
Federal Home Loan Bank advances       672,748     639,835     607,104
Shareholders' equity                  151,852     148,402     138,055

CAPITAL RATIOS
--------------
Tier 1 risk-based capital                9.15%       9.09%      10.00%
Total risk-based capital                10.72%      10.63%      11.57%
Tier 1 leverage ratio                    5.35%       5.34%       5.65%

SHARE INFORMATION
-----------------
Shares outstanding at end of
 period                              13,269.4    13,247.7    13,194.6
Book value per share                   $11.44      $11.20      $10.46
Tangible book value per share           $9.64       $9.39       $8.60
Market value per share                 $29.31      $26.15      $26.20

CREDIT QUALITY
--------------
Nonaccrual loans                       $4,731      $5,163      $2,743
Other real estate owned, net                4           -          11
Nonperforming assets to total
 assets                                  0.21%       0.23%       0.14%
Nonaccrual loans to total loans          0.38%       0.43%       0.29%
Allowance for loan losses to
 nonaccrual loans                      354.49%     322.04%     580.17%
Allowance for loan losses to
 total loans                             1.34%       1.39%       1.66%

ASSETS UNDER ADMINISTRATION
---------------------------
Market value                       $1,870,510  $1,837,302  $1,741,948


            Washington Trust Bancorp, Inc. and Subsidiary
                     CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                                 (Unaudited)
December 31,                                         2004       2003
----------------------------------------------------------------------

Assets:

Cash and due from banks                            $34,801    $40,710
Federal funds sold and other short-term
 investments                                        17,280     20,400
Mortgage loans held for sale                         1,095      2,486
Securities:
 Available for sale, at fair value; amortized
  cost $724,209 in 2004 and $663,529 in 2003       735,666    673,845
 Held to maturity, at cost; fair value $156,270
  in 2004 and $169,401 in 2003                     154,392    165,576
----------------------------------------------------------------------

 Total securities                                  890,058    839,421

Federal Home Loan Bank stock, at cost               34,373     31,464

Loans                                            1,249,676    960,981
Less allowance for loan losses                      16,771     15,914
----------------------------------------------------------------------

 Net loans                                       1,232,905    945,067

Premises and equipment, net                         24,248     24,941
Accrued interest receivable                          9,367      7,911
Goodwill                                            22,591     22,591
Identifiable intangible assets                       1,309      1,953
Other assets                                        39,793     36,863
----------------------------------------------------------------------

 Total assets                                   $2,307,820 $1,973,807
----------------------------------------------------------------------

Liabilities:

Deposits:
 Demand                                           $189,588   $194,144
 Savings                                           623,422    493,878
 Time                                              644,875    518,119
----------------------------------------------------------------------

 Total deposits                                  1,457,885  1,206,141

Dividends payable                                    2,257      2,113
Federal Home Loan Bank advances                    672,748    607,104
Other borrowings                                     3,417      2,311
Accrued expenses and other liabilities              19,661     18,083
----------------------------------------------------------------------

 Total liabilities                               2,155,968  1,835,752
----------------------------------------------------------------------

Shareholders' Equity:

Common stock of $.0625 par value; authorized 30
 million shares in 2004 and 2003; issued
 13,278,685 shares in 2004 and 13,204,024
 shares in 2003                                        830        825
Paid-in capital                                     31,718     29,868
Retained earnings                                  113,314    101,492
Unearned stock-based compensation                     (737)       (22)
Accumulated other comprehensive income               6,937      6,101
Treasury stock, at cost; 9,309 shares in 2004
 and 9,463 in 2003                                    (210)      (209)
----------------------------------------------------------------------

 Total shareholders' equity                        151,852    138,055
----------------------------------------------------------------------

 Total liabilities and shareholders' equity     $2,307,820 $1,973,807
----------------------------------------------------------------------


            Washington Trust Bancorp, Inc. and Subsidiary
                  CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)

                                              (Unaudited)
                                     Three Months      Twelve Months
Periods ended December 31,           2004     2003     2004     2003
----------------------------------------------------------------------

Interest income:
 Interest and fees on loans        $17,138  $13,536  $60,828  $51,603
 Interest on securities              8,683    7,950   33,787   32,430
 Dividends on corporate stock and
  Federal Home Loan Bank stock         563      535    2,105    2,081
 Interest on federal funds sold
  and other short-term investments      46       20      133      131
----------------------------------------------------------------------

 Total interest income              26,430   22,041   96,853   86,245
----------------------------------------------------------------------

Interest expense:
 Savings deposits                    1,324      667    4,127    3,221
 Time deposits                       5,166    3,860   18,070   15,333
 Federal Home Loan Bank advances     5,538    4,635   20,153   18,819
 Other                                  18       18       62       73
----------------------------------------------------------------------

 Total interest expense             12,046    9,180   42,412   37,446
----------------------------------------------------------------------

Net interest income                 14,384   12,861   54,441   48,799
Provision for loan losses              250      100      610      460
----------------------------------------------------------------------

Net interest income after
 provision for loan losses          14,134   12,761   53,831   48,339
----------------------------------------------------------------------

Noninterest income:
 Trust and investment management
  fees                               3,455    2,800   13,048   10,769
 Service charges on deposit
  accounts                           1,055    1,230    4,483    4,920
 Merchant processing fees              924      679    4,259    3,410
 Net gains on loan sales               644      628    1,901    4,690
 Income from bank-owned life
  insurance                            288      316    1,175    1,161
 Net realized gains on securities      387        -      248      630
 Other income                          221      247    1,791    1,155
----------------------------------------------------------------------

 Total noninterest income            6,974    5,900   26,905   26,735
----------------------------------------------------------------------

Noninterest expense:
 Salaries and employee benefits      7,182    6,818   28,816   26,945
 Net occupancy                         819      810    3,201    2,979
 Equipment                             872      876    3,267    3,380
 Merchant processing costs             788      532    3,534    2,716
 Advertising and promotion             315      367    1,748    1,440
 Outsourced services                   416      309    1,616    1,333
 Legal, audit and professional
  fees                                 653      252    1,535    1,242
 Amortization of intangibles           161      180      644      719
 Debt prepayment penalties               -        -        -      941
 Other                               1,888    1,472    6,012    5,937
----------------------------------------------------------------------

 Total noninterest expense          13,094   11,616   50,373   47,632
----------------------------------------------------------------------

Income before income taxes           8,014    7,045   30,363   27,442
Income tax expense                   2,516    2,186    9,534    8,519
----------------------------------------------------------------------

 Net income                         $5,498   $4,859  $20,829  $18,923
----------------------------------------------------------------------

Weighted average shares
 outstanding - basic              13,259.7 13,172.3 13,227.8 13,114.1
Weighted average shares
 outstanding - diluted            13,605.1 13,538.9 13,542.7 13,393.6
Per share information:
 Basic earnings per share            $0.41    $0.37    $1.57    $1.44
 Diluted earnings per share          $0.40    $0.36    $1.54    $1.41
 Cash dividends declared per share   $0.17    $0.16    $0.68    $0.62


    CONTACT: Washington Trust Bancorp, Inc.
             Elizabeth B. Eckel, 401-348-1309
             Senior Vice President, Marketing
             ebeckel@washtrust.com